HSBC Finance Corporation

EXHIBIT 99.1

HSBC FINANCE CORPORATION
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information and explanatory notes (the "Pro Forma Financial Information") present the historical condensed consolidated balance sheet for HSBC Finance Corporation (“HSBC Finance”) at March 31, 2016 and the historical consolidated statements of income (loss) for HSBC Finance for the year ended December 31, 2015 and for the three months ended March 31, 2016 along with the unaudited pro forma condensed consolidated balance sheet for HSBC Finance at March 31, 2016 and the unaudited pro forma consolidated statements of income (loss) for HSBC Finance for the year ended December 31, 2015 and for the three months ended March 31, 2016. The Pro Forma Financial Information gives effect to the pro forma adjustments relating to the following transactions (collectively, the "Receivable Sale Transactions") and includes all adjustments directly attributable to the Receivable Sale Transactions that are factually supportable:

•
The May 25, 2016 sale of a pool of real estate secured receivables with an unpaid principal balance of approximately $3.3 billion (aggregate carrying value of $2.9 billion) at the time of sale (the "May 2016 Receivable Sale"). Aggregate cash consideration received totaled approximately $3.2 billion resulting in an after-tax gain of approximately $168 million, net of transaction costs, which will be recorded in the second quarter of 2016.

•
The April 6, 2016 sale of a pool of real estate secured receivables with an unpaid principal balance of approximately $1.4 billion (aggregate carrying value of $1.3 billion) at the time of sale (the "Prior Disposition"). Aggregate cash consideration received totaled approximately $1.4 billion which resulted in an after-tax gain of approximately $98 million, net of transaction costs, that was recorded in the second quarter of 2016.

Consistent with the requirements of Article 11 of Regulation S-X, the pro forma consolidated statement of income (loss) has been presented on a continuing operations basis.
The unaudited pro forma condensed consolidated balance sheet at March 31, 2016 assumes the Receivable Sale Transactions occurred on March 31, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the Receivable Sale Transactions were completed. The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2015 and for the three months ended March 31, 2016 were prepared assuming the Receivable Sale Transactions took place on January 1, 2015.
The Pro Forma Financial Information is presented for illustrative purposes only and does not necessarily indicate what the results of operations or financial position would have been had the pro forma adjustments occurred on the dates referred to above or purport to be indicative of the future results of operations or financial position of HSBC Finance.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Condensed Consolidated Balance Sheet
At March 31, 2016
(Unaudited)

	Historical HSBC Finance Corporation	May 2016 Receivable Sale Adjustments(1)		Prior Disposition Adjustments(1)		HSBC Finance Corporation Pro Forma
	(in millions)
Assets
Cash	$106	$3,451	A	$1,440	A	$4,997
Securities purchased under agreements to resell	779	—		—		779
Receivables, net	8,433	—		—		8,433
Receivables held for sale	8,185	(3,166)	B	(1,273)	B	3,746
Deferred income taxes, net	2,959	(101)	C	(59)	C	2,799
Other assets	1,218	—		—		1,218
Total assets	$21,680	$184		$108		$21,972

Liabilities
Debt:
Due to affiliates	$5,774	$—		$—		$5,774
Long-term debt	7,502	—		—		7,502
Total debt	13,276	—		—		13,276
Other liabilities	1,866	16	D	10	D	1,892
Total liabilities	15,142	16		10		15,168

Shareholders' equity
Redeemable preferred stock	1,575	—		—		1,575
Common shareholder's equity:
Common stock	—	—		—		—
Additional paid-in-capital	23,215	—		—		23,215
Accumulated deficit	(18,273)	168	E	98	E	(18,007)
Accumulated other comprehensive loss	21	—		—		21
Total common shareholder's equity	4,963	168		98		5,229
Total shareholders' equity	6,538	168		98		6,804
Total liabilities and shareholders' equity	$21,680	$184		$108		$21,972

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Consolidated Statement of Income (Loss)
Year Ended December 31, 2015
(Unaudited)

	Historical HSBC Finance Corporation	May 2016 Receivable Sale Adjustments(1)		Prior Disposition Adjustments(1)		HSBC Finance Corporation Pro Forma

Interest income	$1,598	$(257)	F	$(108)	F	$1,233
Interest expense	895	—		—		895
Net interest income	703	(257)		(108)		338
Provision for credit losses	250	(57)	G	(19)	G	174
Net interest loss after provision for credit losses	453	(200)		(89)		164
Other revenues:
Derivative related income (expense)	(97)	—		—		(97)
Gain on debt designated at fair value and related derivatives	213	—		—		213
Servicing and other fees from HSBC affiliates	20	—		—		20
Lower of amortized cost or fair value adjustment on receivables held for sale	(130)	(34)	H	(15)	H	(179)
Other income (loss)	85	—		—		85
Total other revenues	91	(34)		(15)		42
Operating expenses:
Salaries and employee benefits	196	(24)	I	(10)	I	162
Occupancy and equipment expenses, net	30	—		—		30
Real estate owned expenses	19	—		—		19
Other expenses	940	(12)	J	(5)	J	923
Support services from HSBC affiliates	224	—		—		224
Total operating expenses	1,409	(36)		(15)		1,358
Loss from continuing operations before income tax	(865)	(198)		(89)		(1,152)
Income tax benefit	(471)	(74)	K	(33)	K	(578)
Loss from continuing operations	$(394)	$(124)		$(56)		$(574)

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC Finance Corporation
Pro Forma Consolidated Statement of Income (Loss)
Three Months Ended March 31, 2016
(Unaudited)

	Historical HSBC Finance Corporation	May 2016 Receivable Sale Adjustments(1)		Prior Disposition Adjustments(1)		HSBC Finance Corporation Pro Forma

Interest income	$342	$(63)	F	$(26)	F	$253
Interest expense	160	—		—		160
Net interest income	182	(63)		(26)		93
Provision for credit losses	37	—	G	—	G	37
Net interest loss after provision for credit losses	145	(63)		(26)		56
Other revenues:
Derivative related income (expense)	(115)	—		—		(115)
Gain on debt designated at fair value and related derivatives	24	—		—		24
Servicing and other fees from HSBC affiliates	4	—		—		4
Lower of amortized cost or fair value adjustment on receivables held for sale	(55)	—	H	—	H	(55)
Other income (loss)	9	—		—		9
Total other revenues	(133)	—		—		(133)
Operating expenses:
Salaries and employee benefits	38	(6)	I	(2)	I	30
Occupancy and equipment expenses, net	6	—		—		6
Real estate owned expenses	3	—		—		3
Other expenses	49	(3)	J	(1)	J	45
Support services from HSBC affiliates	42	—		—		42
Total operating expenses	138	(9)		(3)		126
Loss from continuing operations before income tax	(126)	(54)		(23)		(203)
Income tax benefit	(56)	(20)	K	(9)	K	(85)
Loss from continuing operations	$(70)	$(34)		$(14)		$(118)

(1)	See Note 1, "Summary of Transaction," for additional information regarding the adjustments.

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

HSBC Finance Corporation

HSBC FINANCE CORPORATION
NOTES TO UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

1.    Summary of Transaction

The unaudited pro forma condensed consolidated balance sheet at March 31, 2016 assumes the Receivable Sale Transactions occurred on March 31, 2016. As a result, the actual pro forma impact to our condensed consolidated balance sheet will differ based upon the balances of the assets and liabilities outstanding and the cash proceeds received at the time the Receivable Sale Transactions were completed. The unaudited pro forma consolidated statement of income (loss) for the year ended December 31, 2015 and for the three months ended March 31, 2016 were prepared assuming the Receivable Sale Transactions took place on January 1, 2015.
The following pro forma adjustments have been reflected in the Pro Forma Financial Information. All adjustments are based on current assumptions which are subject to change. The pro forma consolidated income statement adjustments do not include the anticipated gains to be recognized on the Receivable Sale Transactions as they are considered nonrecurring items. Consistent with the requirements of Article 11 of Regulation S-X, nonrecurring items are excluded in pro forma income consolidated statements.
Pro Forma Condensed Consolidated Balance Sheet Adjustments
A Represents cash proceeds received as a result of the Receivable Sale Transactions.

B	Represents the removal of receivables held for sale which are included in the Receivable Sale Transactions.

C	Represents the change in the deferred tax asset balance as a result of the pro forma adjustments related to the Receivable Sale Transactions.

D	Represents estimated transaction costs for the Receivable Sale Transactions.

E
Represents the estimated after-tax gain on the Receivable Sale Transactions based on asset values at March 31, 2016 and an estimated purchase price as of March 31, 2016 at the statutory income tax rate of 37.44 percent.

Pro Forma Consolidated Income Statement Adjustments

F	Represents the removal of interest income associated with the receivables which are included in the Receivable Sale Transactions.

G	The pro forma adjustment for the provision for credit losses for the year ended December 31, 2015 reflects the following:

Year Ended December 31, 2015	May 2016 Receivable Sale Adjustments	Prior Disposition Adjustments
	(in millions)
Removal of provision for credit losses released on receivables prior to the transfer to held for sale which were included in the Receivable Sale Transactions	$8	$7
Removal of provision for credit losses associated with the initial lower of amortized cost or fair value adjustment for receivables included in the Receivable Sale Transactions at the time they were transferred to held for sale	(65)	(26)
Provision for credit losses pro forma adjustment	$(57)	$(19)

HSBC Finance Corporation

For the three months ended March 31, 2016, a pro forma adjustment for the provision for credit losses was not required as the receivables sold in the Receivable Sale Transactions were included in receivables held for sale for the entire period and carried at the lower of amortized cost or fair value.

H	The pro forma adjustment for the lower of amortized cost or fair value adjustment reflects the following:

Year Ended December 31, 2015	May 2016 Receivable Sale Adjustments	Prior Disposition Adjustments
	(in millions)
Removal of lower of amortized cost or fair value adjustment on receivables which were included in the Receivable Sale Transactions	$3	$1
Additional lower of amortized cost or fair value adjustment associated with receivables in the held for sale portfolio that were not included in the Receivable Sale Transactions. Removing the sold receivables from the portfolio results in a higher lower of amortized cost or fair value adjustment on the remaining receivables as a result of the change in mix in the receivables held for sale portfolio.	(37)	(16)
Lower of amortized cost or fair value pro forma adjustments	$(34)	$(15)
For the three months ended March 31, 2016, a pro forma adjustment for the lower of amortized cost or fair value adjustment was not required as the fair value of the receivables sold in the Receivable Sale Transactions were evaluated separately in the determination of fair value of total receivables held for sale at March 31, 2016.

I	Represents the removal of salaries and employee benefits associated with the receivables included in the Receivable Sale Transactions.

J	Represents the removal of other expenses associated with the receivables included in the Receivable Sale Transactions.

K	Represents the net effect of the pro forma adjustments at the statutory income tax rate of 37.44 percent.

2.    Use of Proceeds

Based on asset values at March 31, 2016, total consideration received as a result of the May 2016 Receivable Sale would have been approximately $3.5 billion. We intend to invest the proceeds of the Receivable Sale Transactions in short-term investments to be used in future periods to redeem preferred stock, pay down long-term debt as it matures and for general corporate purposes.
Based on asset values at March 31, 2016, total consideration received as a result of the Prior Disposition would have been approximately $1.4 billion which was invested in short-term investments to be used in future periods to pay down long-term debt as it matures and for general corporate purposes.